Exhibit 10.255

STATE OF SOUTH CAROLINA	)	MORTGAGE AND SECURITY
	)	AGREEMENT
COUNTY OF GEORGETOWN	)

THIS MORTGAGE AND SECURITY AGREEMENT made this 31st day of December, 2012, between GEORGETOWN HC&R PROPERTY HOLDINGS, LLC(hereinafter referred to as “Mortgagor”), whose address is Two Buckhead Plaza, 3050 Peachtree Road NW, Suite 355, Atlanta, GA  30305 and WINYAH NURSING HOME, LLC (collectively “Mortgagee”), whose address is P O Drawer 68, Pawleys Island, SC  29585.

WITNESSETH:

WHEREAS, Mortgagor is indebted to Mortgagee in the principal sum of One Million Eight Hundred Fifty Thousand and 00/100 (1,850,000.00) Dollars, together with interest thereon, as evidenced by that certain Promissory Note of even date herewith, executed by Mortgagor and delivered to Mortgagee, the final payment of which is due on or before the 31st day of December, 2013, which by reference is made a part hereof to the same extent as though set out in full herein (the “Note”).

NOW, THEREFORE, (a) to secure the performance and observance by Borrower and/or Mortgagor, of all covenants and conditions contained in the Note, in any renewal, extension or modification thereof, in this Mortgage and Security Agreement and in all other instruments securing the Note; and (b) also to secure in accordance with Section 29-3-50, as amended, Code of Laws of South Carolina 1976: (i) all future advances and re-advances that may subsequently be made to Mortgagor by Mortgagee, evidenced by the aforesaid Note, or any other promissory Note, and all renewals and extensions thereof; provided, however, that nothing contained herein shall create an obligation on the part of Mortgagee to make future advances or re-advances to Borrower and (ii) all other indebtedness of Mortgagor to Mortgagee, now or hereafter existing, whether direct or indirect, the maximum amount of all indebtedness outstanding at any one time secured hereby not to exceed twice the face amount of the Note, plus interest thereon, all charges and expenses of collection incurred by Mortgagee, including court costs, and reasonable attorney’s fees; and (c) also in order to charge the properties, interests and rights hereinafter described with such payment, performance and observance; and (d) for and in consideration of the sum of One and No/100 ($1.00) Dollar paid by Mortgagee to Mortgagor this date, and for other valuable consideration, the receipt of which is acknowledged, Mortgagor does hereby grant, bargain, sell, alien, remise, release, convey, assign, transfer, mortgage, hypothecate, pledge, deliver, set over, warrant and confirm unto Mortgagee, its successors and assigns forever all right, title and interest of Mortgagor in and to:

THE MORTGAGED PROPERTY

(A)   THE LAND:  All the land located in the County of Georgetown, State of South Carolina (the “Land”), described in Exhibit “A” attached hereto and made a part hereof;

(B)  THE IMPROVEMENTS:  TOGETHER WITH all buildings, structures and improvements of every nature whatsoever now or hereafter situated on the Land, and all fixtures, machinery, appliances, equipment, furniture and personal property of every nature whatsoever now or hereafter owned by Mortgagor and located in or on, or attached to, or used or intended to be used in connection with or with the operation of, the Land, buildings, structures or other improvements, including all extensions, additions, improvements, betterments, renewals and replacements to any of the foregoing and all of the right, title and interest of Mortgagor in and to any such personal property or fixtures subject to any lien, security interest or claim together with the benefit of any deposits or payments now or hereafter made by Mortgagor or on its behalf (the “Improvements”).

(C) EASEMENTS OR OTHER INTERESTS:  TOGETHER WITH all easements, rights of way, gores of land, streets, ways, alleys, passages, sewer rights, waters, water courses, water rights and powers, and all estates, rights, titles, interests, privileges, liberties, tenements, hereditaments and appurtenances whatsoever, in any way belonging, relating or appertaining to any of the property hereinabove described, or which hereafter shall in any way belong, relate or be appurtenant thereto, whether now owned or hereafter acquired by Mortgagor, and the reversion and reversions, remainder and remainders, rents, issues and profits thereof, and all the estate, right, title, interest, property, possession, claim and demand whatsoever, at law as well as in equity, of Mortgagor of, in and to the same, including but not limited to all judgments, awards of damages and settlements, hereafter made resulting from condemnation proceedings or the taking of the property described in paragraphs (A), (B) and (C) hereof or any part thereof under the power of eminent domain, or for any damage (whether caused by such taking or otherwise) to the property described in paragraphs (A), (B) and (C) hereof or any part thereof, or to any rights appurtenant thereto, and all proceeds of any sales or other dispositions of the property described in paragraphs (A), (B) and (C) hereof or any part thereof.

(D)          ASSIGNMENT OF RENTS:  TOGETHER WITH all rents, royalties, issues, profits, revenue, income and other benefits from the property described in paragraphs (A), (B) and (C) hereof to be applied against the indebtedness and other sums secured hereby, provided, however, that permission is hereby given to Mortgagor so long as no default has occurred hereunder, to collect, receive, take, use and enjoy such rents, royalties, issues, profits, revenue, income and other benefits as they become due and payable, but not in advance thereof.  The foregoing assignment shall be fully operative without any further action on the part of either party and specifically Mortgagee shall be entitled, at its option upon the occurrence of a default hereunder, to all rents, royalties, issues, profits, revenue, income and other benefits from the property described in paragraphs (A), (B) and (C) hereof whether or not Mortgagee takes possession of the property described in paragraphs (A), (B) and (C) hereof.  Upon any such default hereunder, the permission hereby given to Mortgagor to collect such rents, royalties, issues, profits, revenue, income and other benefits from the property described in paragraphs (A), (B) and (C) hereof shall terminate and such permission shall not be reinstated upon a cure of the default without Mortgagee’s specific consent.  Neither the exercise of any rights under this paragraph by Mortgagee nor the application of any such rents, royalties, issues, profits, revenue, income or other benefits to the indebtedness and other sums secured hereby, shall cure or waive any default or notice of default hereunder or invalidate any act done pursuant hereto or to any such notice, but shall be cumulative of all other rights and remedies.

(E)                                ASSIGNMENT OF LEASES:  TOGETHER WITH all right, title and interest of Mortgagor in and to any and all leases now or hereafter on or affecting the property described in paragraphs (A), (B) and (C) hereof, together with all security therefor and all monies payable thereunder, subject, however, to the conditional permission hereinabove given to Mortgagor to collect the rentals under any such lease.  The foregoing assignment of any lease shall not be deemed to impose upon Mortgagee any of the obligations or duties of Mortgagor provided in any such lease, and Mortgagor agrees to duly perform all obligations of the lessor under all such leases.  Upon Mortgagee’s request, Mortgagor agrees to send to Mortgagee a list of all leases covered by the foregoing assignment and as any such lease shall expire or terminate or as any new lease shall be made, Mortgagor shall so notify Mortgagee in order that at all times Mortgagee shall have a current list of all leases affecting the property described in paragraphs (A), (B) and (C) hereof. Mortgagee shall have the right, at any time and from time to time, to notify any lessee of the rights of Mortgagee as provided by this paragraph.  From time to time, upon request of Mortgagee, Mortgagor shall specifically assign to Mortgagee as additional security hereunder, by an instrument in writing in such form as may be approved by Mortgagee, all right, title and interest of Mortgagor in and to any and all leases now or hereafter on or affecting the Mortgaged Property, together with all security therefor and all monies payable thereunder, subject to the conditional permission hereinabove given to Mortgagor to collect the rentals under any such lease.  Mortgagor shall also execute and deliver to Mortgagee any notification, financing statement or other document reasonably required by Mortgagee to perfect the foregoing assignment as to any such lease.

This instrument constitutes an absolute and present assignment of the rents, royalties, issues, profits, revenue, income, and other benefits from the Mortgaged Property, subject, however to the conditional permission given to Mortgagor to collect, receive, take use and enjoy the same as provided hereinabove; provided, further, that the existence or exercise of such right of Mortgagor shall not operate to subordinate this assignment to any subsequent assignment, in whole or in part, by Mortgagor, and any such subsequent assignment by Mortgagor shall be subject to the rights of Mortgagee hereunder.

(F) FIXTURES AND PERSONAL PROPERTY:  TOGETHER WITH a security interest in (i) all property and fixtures now or hereafter acquired and affixed to or located on the property described in paragraphs (A), (B) and (C) hereof which, to the fullest extent permitted by law shall be deemed fixtures and a part of the real property, (ii) all articles of personal property now or hereafter acquired and all materials delivered to the property described in paragraphs (A), (B) and (C) hereof for use in any construction being conducted thereon, and owned by Mortgagor; (iii) and all contract rights, general intangibles, actions and rights in action now or hereafter acquired pertaining to the Mortgaged Property, including, all rights to insurance proceeds, and (iv) all proceeds, products, replacements, additions, substitutions, renewals and accessions of any of the foregoing.  Mortgagor (Debtor) hereby grants to Mortgagee (Secured Party) a security interest in all fixtures, rights in action and personal property described herein. This Mortgage is a self-operative security agreement with respect to such property, but Mortgagor agrees to execute and deliver on demand such other security agreements, financing statements and other instruments as Mortgagee may reasonably request in order to perfect its security interest or to impose the lien hereof more specifically upon any of such property.  Mortgagor agrees to pay Mortgagee’s charge, to the maximum amount permitted by law, for any statement by Mortgagee regarding the obligations secured by this Mortgage and Security Agreement requested by Mortgagor or on behalf of Mortgagor.  On demand, Mortgagor will promptly pay all costs and expenses of filing statements, continuation statements, partial releases, and termination statements deemed necessary or appropriate by Mortgagee to establish and maintain the validity and priority of the security interest of Mortgagee, or any modification thereof, and all costs and expenses of any searches reasonably required by Mortgagee.  Mortgagee may exercise any or all of the remedies of a secured party available to it under the Uniform Commercial Code (South Carolina) with respect to such property, and it is expressly agreed in accordance with the provisions of the Uniform Commercial Code (South Carolina), 10 days’ notice by Mortgagee to Mortgagor shall be deemed to be reasonable notice under any provision of the Uniform Commercial Code (South Carolina) requiring such notice; provided, however, that Mortgagee may at its option dispose of the collateral in accordance with Mortgagee’s rights and remedies in respect to the real property pursuant to the provisions of this Mortgage and Security Agreement, in lieu of proceeding under the Uniform Commercial Code (South Carolina).

Some of the items of property described herein are goods that are or are to become fixtures related to the real estate described herein, and it is intended that, as to those goods, this Mortgage and Security Agreement shall be effective as a financing statement filed as a fixture filing from the date of its filing for record in the real estate records of the county in which the Land is located. Information concerning the security interest created by this instrument may be obtained from the Mortgagee, as Secured Party, or the Mortgagor, as Debtor, at the address first shown above.

Everything referred to in paragraphs (A), (B), (C), (D), (E) and (F) hereof and any additional property hereafter acquired by Mortgagor and subject to the lien of this Mortgage or intended to be so is herein referred to as the “Mortgaged Property”.

TO HAVE AND TO HOLD the Mortgaged Property and all parts thereof unto Mortgagee, its successors and assigns, to its own proper use and benefit forever, subject, however, to the terms and conditions herein.

PROVIDED, HOWEVER, that if Mortgagor shall promptly pay or cause to be paid to Mortgagee the principal and interest payable under the Note, at the times and in the manner stipulated therein, herein, and in all other instruments securing the Note, all without any deduction or credit for taxes or other similar charges paid by Mortgagor, and shall keep, perform and observe all the covenants and promises in the Note, and any renewal, extension or modification thereof, and in this Mortgage and in all other instruments securing the Note, to be kept, performed or observed by Mortgagor, then this Mortgage, and all the properties, interest and rights hereby granted, conveyed and assigned shall cease and be void and the lien created by this Mortgage released from public record, but shall otherwise remain in full force and effect.

Mortgagor covenants and agrees with Mortgagee as follows:

ARTICLE ONE

COVENANTS OF MORTGAGOR

1.01                        Performance of Note, Mortgage, etc.  Mortgagor shall perform, observe and comply with all provisions hereof, of the Note, this Mortgage and of every other instrument securing the Note, and will promptly pay to Mortgagee the principal with interest thereon and all other sums required to be paid by Mortgagor under the Note and pursuant to the provisions of this Mortgage and of every other instrument securing the Note when payment shall become due, all without deduction or credit for taxes or other similar charges paid by Mortgagor.

1.02                        Intentional Omitted.

1.03                        Warranty of Title.  Mortgagor covenants and warrants that it is seized of an indefeasible estate in fee simple in the Land and real property hereby mortgaged, has good and absolute title to all existing personal property hereby mortgaged or made subject to the security interest hereby created and has good right, full power and lawful authority to convey, mortgage and encumber the same as provided herein; that Mortgagor may at all times peaceably and quietly enter upon, hold, occupy and enjoy the Land and real property hereby mortgaged and every part thereof; that the Land, real property and all existing personal property hereby mortgaged or made subject to the security interest hereby created is free and clear of all liens, security interests, charges and encumbrances whatsoever, except for the lien for property taxes not yet due and payable and those permitted encumbrances, if any, described in the title insurance policy.  Mortgagor shall and will make such further assurances to perfect Mortgagee’s fee simple title to the Land and the real property hereby mortgaged, and the title to the personal property hereby mortgaged or made subject to the security interest created as may reasonably be required. Mortgagor fully warrants the title to the Land, real property and all existing personal property hereby mortgaged or made subject to the security interest hereby created and every part thereof, and will forever defend the same against the claims of all persons whomsoever.

1.04                        Environmental Laws. Mortgagor warrants to comply with all environmental and ecological laws, ordinances and regulations affecting the Mortgaged Property.

1.05                        Taxes and Liens.

(a)  Mortgagor shall pay or bond promptly, when and as due, and shall promptly exhibit to Mortgagee receipts for the payment of all taxes, assessments, rates, dues, charges, fees, levies, fines, impositions, liabilities, obligations and encumbrances of every kind whatsoever now or hereafter imposed, levied or assessed upon or against the Mortgaged Property or any part thereof, or upon or against this Mortgage or the indebtedness or other sums secured hereby, or upon or against the interest of Mortgagee in the Mortgaged Property, as well as all income taxes, assessments and other governmental charges levied and imposed by the United States of America or any state, county, municipality, borough or other taxing authority upon or against

Mortgagor or in respect of the Mortgaged Property or any part thereof, and any charge which, if unpaid, would become a lien or charge upon the Mortgaged Property prior to or equal to the lien of this Mortgage before they become delinquent and before any interest attaches or any penalty is incurred.

(b)  Mortgagor shall not permit or suffer more than fifteen (15) days any mechanics’, laborers’, materialmen’s, statutory or other lien upon any of the Mortgaged Property.

(c)  Mortgagor shall not claim, demand or be entitled to receive any credit or credits on the principal or interest payable under the terms of the Note or on any other sums secured hereby, for so much of the rent, taxes, assessments or similar impositions assessed against the Mortgaged Property or any part thereof as are applicable to the indebtedness secured hereby or to Mortgagee’s interest in the Mortgaged Property.  No deduction shall be claimed from the taxable value of the Mortgaged Property or any part thereof by reason of the Note, this Mortgage or any other instrument securing the Note.

1.06                        Insurance.  That the Mortgagor will keep the improvements now existing or hereafter erected on the mortgaged premises insured against fire, flood and such other hazards as the Mortgagee may from time to time require including flood hazard insurance if the premises are designated as lying within a flood hazard area, and will also provide such other insurance, as the Mortgagee may from time to time require and deliver to it policies for such insurance in form and amounts, and written by companies, satisfactory to the Mortgagee and first payable in case of loss to the Mortgagee, full power being hereby given to Mortgagee to settle and compromise claims or bring suit to recover thereunder, including attorneys fees, in reduction of the indebtedness hereby secured or, at its option, toward the repair, reconstruction or restoration of the premises, and in the event of foreclosure to assign each such policy to the transferee of the premises.

1.07                        Condemnation.  If all or any part of the Mortgaged Property shall be damaged or taken through condemnation (which terms when used herein shall include any damage or taking by any governmental authority or any other authority authorized by the laws of the state where the Land is located or the United States of America to so damage or take, and any transfer by private sale in lieu thereof), either temporarily or permanently, the entire indebtedness and other sums secured hereby shall, at the option of Mortgagee, become immediately due and payable.  Mortgagee shall be entitled to all compensation awards, damages, claims, rights of action and proceeds of, or on account of any damage or taking through condemnation and is hereby authorized, at its option, to commence, appear in and prosecute, in its own or Mortgagor’s name, any action or proceeding relating to any condemnation, and to settle or compromise any claim in connection therewith.  All such compensation awards, damages, claims, rights of action and proceeds, and any other payments or relief, and the right thereto, are hereby assigned by Mortgagor to Mortgagee, who, after deducting therefrom all its expenses including attorney’s fees, may release any monies so received by it without affecting the lien of this Mortgage or may apply the same, in such manner as Mortgagee shall determine, to the reduction of the sums secured hereby and to any prepayment charge provided in the Note, this Mortgage or other instrument securing the Note.  Any balance of such monies then remaining shall be paid to Mortgagor.  Mortgagor agrees to execute such further assignments of any compensations, awards, damages, claims, rights of action and proceeds as Mortgagee may require.

1.08                        Care of Property.

(a)   Mortgagee may enter upon and inspect the Mortgaged Property at any reasonable time during the life of this Mortgage.

(b)  Mortgagor will promptly comply with all present and future laws, ordinances, rules and regulations of any governmental authority affecting the Mortgaged Property or any part thereof.

1.09                        Transfer of Property.  Mortgagor shall not sell, convey, transfer, lease or further encumber any interest in or any part of the Mortgaged Property, without the prior written consent of Mortgagee.  If all or any part of the property or an interest therein is sold or transferred (or if a beneficial interest in Mortgagor is sold or transferred) without Mortgagee’s prior written consent, Mortgagee may at Mortgagee’s option declare all the sums secured by this Mortgage to be immediately due and payable.  If any person should obtain any interest in all or any part of the Mortgaged Property pursuant to the execution or enforcement of any lien, security interest or other right, whether superior, equal or subordinate to this Mortgage or the lien hereof, such event shall be deemed to be a transfer by Mortgagor.  Mortgagor shall not, without the prior written consent of Mortgagee, further assign the rents from the Mortgaged Property, nor enter into any agreement or do any act to amend, modify, extend, terminate or cancel, accept the surrender, subordinate, accelerate the payment of rent, or change the terms of any renewal option of any lease now or hereafter covering such property or any part thereof.

1.10                        Further Assurances.  At any time and from time to time, upon Mortgagee’s request Mortgagor shall make, execute and deliver or cause to be made, executed and delivered to Mortgagee and, where appropriate, shall cause to be recorded or filed and from time to time thereafter to be re-recorded or refiled at such time and in such offices and places as shall be deemed desirable by Mortgagee any and all such further mortgages, instruments of further assurance, certificates and other documents as Mortgagee may consider necessary or desirable in order to effectuate, complete, enlarge in accordance with any loan agreement or perfect, or to continue and preserve the obligations of Mortgagor under the Note and this Mortgage, and the lien of this Mortgage as a first and prior lien upon all of the Mortgaged Property, whether now owned or hereafter acquired by Mortgagor.  Upon any failure by Mortgagor to do so, Mortgagee may make, execute, record, file, rerecord or refile any and all such mortgages, instruments, financing statements, certificates and documents for and in the name of Mortgagor, and Mortgagor hereby irrevocably appoints Mortgagee the agent and attorney-in-fact of Mortgagor to do so.

1.11                        Leases Affecting Mortgaged Property.  Mortgagor shall comply with and observe its obligations as landlord under all leases affecting the Mortgaged Property or any part thereof. Mortgagor, if required by Mortgagee, shall furnish promptly to Mortgagee executed copies of all such leases now existing or hereafter created, all of which shall be in form and substance subject to the approval of Mortgagee.  Mortgagor shall not, without the express written consent of Mortgagee, modify, surrender, terminate or extend any such lease now existing or hereafter created, or permit or suffer an assignment or sublease.

1.12                        Expenses.  Mortgagor shall pay or reimburse Mortgagee for all costs, charges and expenses, including reasonable attorney’s fees and disbursements, and costs incurred or paid by Mortgagee in any action which is threatened, pending or completed or proceeding or dispute in which Mortgagee is or might be made a part or appears as a party plaintiff or party defendant and which affects or might affect the Note, or the Mortgaged Property or any part thereof, or the interests of Mortgagor or Mortgagee therein, including but not limited to the foreclosure of this Mortgage, condemnation involving all or part of the Mortgaged Property or any action to protect the security hereof.  All costs, charges and expenses except where Mortgagor and Mortgagee are adverse parties unless awarded by the Court so incurred or paid by Mortgagee shall become due and payable immediately, whether or not there be notice, demand, attempt to collect or suit pending.  The amounts so incurred or paid by Mortgagee, together with interest thereof at the Default Rate as hereinafter defined from the date incurred until paid by Mortgagor, shall be added to the indebtedness and secured by the lien of this Mortgage.

1.13                        Mortgagee’s Performance of Defaults.  If Mortgagor defaults in the payment of any tax, assessment, encumbrance or other imposition, in its obligation to furnish insurance hereunder or in the performance or observance of any other covenant, condition or term in this Mortgage or in any other instrument securing the Note, Mortgagee may at its option perform or observe the same, and all payments made (whether such payments are regular or accelerated payments) and costs and expenses incurred or paid by Mortgagee in connection therewith shall become due and payable immediately by Mortgagor.  The amounts so incurred or paid by Mortgagee, together with interest thereof at the Default Rate as hereinafter defined from the date incurred until paid by Mortgagor, shall be added to the indebtedness and secured by the lien of this Mortgage.  Nothing contained herein shall be construed as requiring Mortgagee to advance or expend monies for any purposes mentioned in this paragraph, or for any other purpose.  Mortgagee is hereby empowered to enter and to authorize others to enter upon the Mortgaged Property or any part thereof for the purpose of performing or observing any such defaulted covenant, condition or terms, without thereby becoming liable to Mortgagor or any person in possession holding under Mortgagor.

ARTICLE TWO

DEFAULTS

2.01                        Event of Default.  The term Event of Default, wherever used in this Mortgage, shall mean any one or more of the following events which is not cured or corrected by Mortgagor within five (5) days after written notice is given by Mortgagee to Mortgagor, specifying the nature of the event:

(a)  A breach by Mortgagor of any of the covenants, agreements and conditions of Article One hereof.

(b)  Failure by Mortgagor to duly keep, perform and observe any other covenant, condition or agreement in the Note, this Mortgage, or any other instrument securing the Note or any other instrument of collateral to the Note or executed in connection with the sums secured hereby.

(c)  If either (A) Mortgagor, or any guarantor or endorser of the Note: (i) files a voluntary petition in bankruptcy, or (ii) is adjudicated as a bankrupt or insolvent, or (iii) files any petition or answer seeking or acquiescing in any reorganization, management, composition, readjustment, liquidation, dissolution or similar relief for itself under any law relating to bankruptcy, insolvency or other relief for debtors, or (iv) seeks or consents to or acquiesces in the appointment of any trustee, receiver, master or liquidator of itself Mortgaged Property or of any or all of the rents, or of all of any substantial part of the revenues, issues, earnings, profits or income thereof, or (v) makes any general assignment for the benefit of creditors, or (vi) makes an admission in writing of its inability to pay its debts generally as they become due; or (B) a court of competent jurisdiction enters an order, judgment or decree approving a petition filed against Mortgagor or any guarantor or endorser of the Note, seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal, state, or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors, which order, judgment or decree remains unvacated and unstayed for an aggregate of sixty (60) days (whether or not consecutive) from the date of entry thereof; or (C) any trustee, receiver or liquidator of Mortgagor or of all or any substantial part of the Mortgaged Property or of any or all of the rents, revenues, issues, earnings, profits or income thereof, is appointed without the prior written consent of Mortgagee, which appointment shall remain unvacated and unstayed for an aggregate of sixty (60) days (whether or not consecutive).

(d)  Default by Mortgagor under any agreement or obligation of Mortgagor affecting any portion of the Mortgaged Property, or any other documents or instruments securing any other indebtedness of Mortgagor to Mortgagee, if such default is not cured within any grace period permitted therein and if such default permits the holder to cause such obligation to become due prior to its stated maturity.  Mortgagor shall notify Mortgagee in writing of the occurrence of such default, specifying the nature of such default.

(e)  Material breach of any warranty or material untruth of any representation of Mortgagor contained in the Note, this Mortgage or any other instrument securing the Note.

2.02                        Acceleration of Maturity.  If an Event of Default shall have occurred, Mortgagee may declare the outstanding principal amount of the Note and the interest accrued thereon, and all other sums secured hereby, to be due and payable immediately, and upon such declaration such principal and interest and other sums shall immediately become and be due and payable without demand or notice.

2.03                        Mortgagee’s Power of Enforcement.  If an Event of Default shall have occurred, Mortgagee may, either with or without entry or taking possession as hereinabove provided or otherwise, proceed by suit or suits at law or in equity or by any other appropriate proceeding or remedy: (a) to enforce payment of the Note or the performance of any term hereof or any other right; (b) to foreclose this Mortgage and to sell, as an entirety or in separate lots or parcels, the Mortgaged Property, under the judgment or decree of a court or courts of competent jurisdiction; and (c) to pursue any other remedy available to it.  Mortgagee shall take action either by such proceedings or by the exercise of its powers with respect to entry or taking possession, or both, as the Mortgagee may determine.

2.04                        Mortgagee’s Right to Enter and Take Possession, Operate and Apply Income.

(a)  If an Event of Default shall have occurred, Mortgagor, upon demand of Mortgagee, shall forthwith surrender to Mortgagee the actual possession, and if and to the extent permitted by law, Mortgagee itself, or by such officers or agents as it may appoint, may enter and take possession of all the Mortgaged Property, and may exclude Mortgagor and its agents and employees wholly therefrom, and may have joint access with Mortgagor to the books, papers and accounts of Mortgagor.

(b)  If Mortgagor shall for any reason fail to surrender or deliver the Mortgaged Property or any part thereof after Mortgagee’s demand, Mortgagee may obtain a judgment or decree conferring on Mortgagee the right to immediate possession or requiring Mortgagor to deliver immediate possession of all or part of the Mortgaged Property to Mortgagee along with all books, papers and accounts of Mortgagor, to the entry of which judgment or decree Mortgagor hereby specifically consents.

(c)  Mortgagor shall pay to Mortgagee, upon demand, all reasonable costs and expenses of obtaining such judgment or decree and reasonable compensation to Mortgagee, its attorneys and agents, and all such costs, expenses and compensation shall, until paid, be secured by the lien of this Mortgage.

(d)  Upon every such entering upon or taking of possession, Mortgagee may hold, store, use, operate, manage and control the Mortgaged Property and conduct the business thereof, and, from time to time:

(i)                                     make all necessary and proper maintenance, repairs, renewals, replacements, additions, betterments and improvements thereto and thereon and purchase or otherwise acquire additional fixtures, personalty and other property;

(ii)                                  insure or keep the Mortgaged Property insured;

(iii)                               manage and operate the Mortgaged Property and exercise all the rights and powers of Mortgagor in its name;

(iv)                              enter into agreements with others to exercise the powers herein granted Mortgagee;

all as Mortgagee in its reasonable judgment from time to time may determine; and Mortgagee may collect and receive all the income, revenues, rents, issues and profits of the same, including those past due as well as those accruing thereafter; and shall apply the monies so received by Mortgagee in such priority as Mortgagee may determine to (1) the reasonable compensation, expenses and disbursements of the agents and attorneys; (2) the cost of insurance, taxes, assessments and other proper charges upon the Mortgaged Property or any part thereof; (3) the deposits for taxes and assessments and insurance premiums due; and (4) the payment of accrued interest on the Note.

Mortgagee shall surrender possession of the Mortgaged Property to Mortgagor only when all that is due upon such interest, tax and insurance deposits and principal installments, and under any of the terms of this Mortgage, shall have been paid and all defaults made good.  The same right of taking possession, however, shall exist if any subsequent Event of Default shall occur and be continuing.

2.05                        Purchase by Mortgagee.  Upon any such foreclosure sale, Mortgagee may bid for and purchase the Mortgaged Property and, upon compliance with the terms of sale, may hold, retain and possess and dispose of such property in its own absolute right without further accountability.

2.06                        Application of Indebtedness Toward Purchase Price.  Upon any such foreclosure sale, Mortgagee may, if permitted by law, after allowing for the proportion of the total purchase price required to be paid in cash and for the costs and expenses of the sale, compensation and other charges, in paying the purchase price apply any portion of or all sums due to Mortgagee under the Note, this Mortgage or any other instrument securing the Note, in lieu of cash, to the amount which shall, upon distribution of the net proceeds of such sale, be payable thereon.

2.07                        Waiver of Appraisement, Valuation, Stay, Extension and Redemption Laws.  Mortgagor agrees to the full extent permitted by law that in case of a default on its part hereunder, neither Mortgagor nor anyone claiming through or under it shall or will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension or redemption laws now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this Mortgage, or the absolute sale of the Mortgaged Property or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereat, and Mortgagor, for itself and all who may at any time claim through or under it hereby waives, to the full extent that it may lawfully so do, the benefit of all such laws, and any and all right to have the assets comprising the Mortgaged Property marshaled upon any foreclosure of the lien hereof deficiency judgment obtained by Mortgagee against Mortgagor and or appraised for the purpose of reducing any agrees that Mortgagee or any court having jurisdiction to foreclose such lien may sell the Mortgaged Property in part or as an entirety.

2.08                        Receiver.  If an Event of Default shall have occurred, Mortgagee, to the extent permitted by law and without regard to the value or occupancy of the security, shall be entitled as a matter of right if it so elects to the appointment of a receiver to enter upon and take possession of the Mortgaged Property and to collect all rents, revenues, issues, income, products and profits thereof and apply the same as the court may direct.  The receiver shall have all rights and powers permitted under the laws of the state where the Land is located and such other powers as the court making such appointment shall confer.  The expenses, including receiver’s fees, attorney’s fees, costs and agent’s compensation, incurred pursuant to the powers herein contained shall be secured by this Mortgage.  The right to enter and take possession of and to manage and operate the Mortgaged Property, and to collect the rents, issues and profits thereof, whether by a receiver or otherwise, shall be cumulative to any other right or remedy hereunder or afforded by law, and may be exercised concurrently therewith or independently thereof.  Mortgagee shall be liable to account only for such rents, issues and profits actually received by Mortgagee, whether received pursuant to this Paragraph or Paragraph 2.04.  Notwithstanding the appointment of any receiver or other custodian, Mortgagee shall be entitled as secured party hereunder to the possession and control of any cash, deposits, or instruments at the time held by, or payable or deliverable under the terms of this Mortgage to, Mortgagee.

2.9                               Suits to Protect the Mortgaged Property.  Mortgagee shall have the power and authority to institute and maintain any suits and proceedings as Mortgagee may deem advisable (a) to prevent any impairment of the Mortgaged Property by any acts which may be unlawful or any violation of this Mortgage, (b) to preserve or protect its interest in the Mortgaged Property, and (c) to restrain the enforcement of or compliance with any legislation or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid, if the enforcement of or compliance with such enactment, rule or order may impair the security hereunder or be prejudicial to Mortgagee’s interest.

2.10                        Proofs of Claim.  In the case of any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceedings affecting Mortgagor, any person, partnership or corporation guaranteeing or endorsing any of Mortgagor’s obligations, its creditors or its property, Mortgagee, to the extent permitted by law, shall be entitled to file such proofs of claim and other documents as may be necessary or advisable in order to have its claims allowed in such proceedings for the entire amount due and payable by Mortgagor under the Note, this Mortgage and any other instrument securing the Note, at the date of the institution of such proceedings, and for any additional amounts which may become due and payable by Mortgagor after such date.

2.11                        Mortgagor to Pay the Note on Any Default in Payment:

Application of Monies by Mortgagee.

(a)  If default shall be made in the payment of any amount due under the Note, this Mortgage or any other instrument securing the Note, then, upon Mortgagee’s demand, Mortgagor will pay to Mortgagee the whole amount due and payable under the Note and all other sums secured hereby; and if Mortgagor shall fail to pay the same forthwith upon such demand, Mortgagee shall be entitled to sue for and to recover judgment for the whole amount so due and unpaid together with costs and expenses including the reasonable compensation, expenses and disbursements of Mortgagee’s agents and attorneys incurred in connection with such suit and any appeal in connection therewith, Mortgagee shall be entitled to sue and recover judgment as aforesaid either before, after or during the pendency of any proceedings for the enforcement of this Mortgage, and the right of Mortgagee to recover such judgment shall not be affected by any taking, possession or foreclosure sale hereunder, or by the exercise of any other right, power or remedy for the enforcement of the terms of this Mortgage, or the foreclosure of the lien hereof.

(b)  In case of a foreclosure sale of all or any part of the Mortgaged Property and of the application of the proceeds of sale to the payment of the sums secured hereby, Mortgagee shall be entitled to enforce payment of and to receive all amounts then remaining due and unpaid and to recover judgment for any portion thereof remaining unpaid, with interest.

(c)  Mortgagor hereby agrees, to the extent permitted by law, that no recovery of any such judgment by Mortgagee and no attachment or levy or any execution upon any of the Mortgaged Property or any other property shall in any way affect the lien of this Mortgage upon the Mortgaged Property or any part thereof or any lien, rights, powers or remedies of Mortgagee hereunder, but such lien, rights, powers and remedies shall continue unimpaired as before.

(d)  Any monies collected or received by Mortgagee under this Paragraph 2.11 shall be applied as follows:

(i)                                     First to the payment of reasonable compensation, expenses and disbursements of the agents and attorneys; and

(ii)                                  Second, to payment of amounts due and unpaid under the Note, this Mortgage and all other instruments securing the Note.

2.12                        Delay or Omission No Waiver.  No delay or omission of Mortgagee or of any holder of the Note to exercise any right, power or remedy accruing upon any Event of Default shall exhaust or impair any such right, power or remedy or shall be construed to waive any such Event of Default or to constitute acquiescence therein.  Every right, power and remedy given to Mortgagee may be exercised from time to time and as often as may be deemed expedient by Mortgagee.

2.13                        No Waiver of One Default to Affect Another.  No waiver of any Event of Default hereunder shall extend to or affect any subsequent or any other Event of Default then existing, or impair any rights, powers or remedies consequent thereon.  If Mortgagee (a) grants forbearance or an extension of time for the payment of any sums secured hereby; (b) takes other or additional security for the payment thereof; (c) waivers or does not exercise any right granted in the Note, this Mortgage or any other instrument securing the Note; (d) releases any part of the Mortgaged Property from the lien of this Mortgage or any other instrument securing the Note; (e) consents to the filing of any map, plat or replat of the Land; (f) consents to the granting of any easement on the Land; or (g) makes or consents to any agreement changing the terms of this Mortgage or subordinating the lien or any charge hereof, no such act or omission shall release, discharge, modify, change or affect the original liability under the Note, this Mortgage or otherwise of Mortgagor, or any subsequent purchaser of the Mortgaged Property or any part thereof or any maker, co-signer, endorser, surety or guarantor.

No such act or omission shall preclude Mortgagee from exercising any right, power or privilege herein granted or intended to be granted in case of any Event of Default then existing or of any subsequent Event of Default nor, except as otherwise expressly provided in an instrument or instruments executed by Mortgagee, shall the lien of this Mortgage be altered thereby.  In the event of then sale or transfer by operation of law or otherwise of all or any part of the Mortgaged Property, Mortgagee, without notice to any person, firm or deal with any such vendee concerning the indebtedness secured corporation, is hereby authorized and empowered to hereby, or with reference to any of the terms or conditions hereof, as fully and to the same extent as it might deal with the original parties hereto and without in any way releasing or discharging any of the liabilities or undertakings hereunder.

2.14                        Discontinuance of Proceedings; Position of Parties Restored.  If Mortgagee shall have proceeded to enforce any right or remedy under this Mortgage by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to Mortgagee, then and in every such case Mortgagor and Mortgagee shall be restored to their former positions and rights hereunder, and all rights, powers and remedies of Mortgagee shall continue as if no such proceeding had occurred or had been taken.

2.15                        Remedies Cumulative.  No right, power or remedy conferred upon or reserved to Mortgagee by the Note, this Mortgage or any other instrument securing the Note is exclusive of any other right, power or remedy, but each and every such right, power and remedy shall be cumulative and concurrent and shall be in addition to any other right, power and remedy given hereunder or under then Note or any other instrument securing the Note, or now or hereafter existing at law, in equity or by statute.

ARTICLE THREE

MISCELLANEOUS PROVISIONS

3.01                        Heirs, Successors, and Assigns Included in Parties.  Whenever one of the parties hereto is named or referred to herein, the heirs, successors and assigns of such party shall be included and all covenants and agreements contained in this Mortgage, by or on benefit of their respective behalf of Mortgagor or Mortgagee, heirs, successors and assigns, whether shall bind and inure to the so expressed or not.

3.02                        Addresses for Notices, etc.  All notices hereunder shall be in writing and shall be deemed to have been sufficiently given or served when presented personally or three (3) days following the date when deposited in the mail by registered or certified U.S. Mail, return receipt requested, with sufficient postage prepaid, addressed to MORTGAGOR at Two Buckhead Plaza, 3050 Peachtree Road NW, Suite 355, Atlanta, GA  30305, and to MORTGAGEE at P O Drawer 68, Pawleys Island,  SC  29585.

3.03                        Heading.  The headings of the articles, sections, paragraphs and subdivisions of this Mortgage are for convenience of reference only, are not to be considered a part hereof, and shall not limit or expand or otherwise affect any of the terms hereof.

3.04                        Invalid Provisions to Affect No Others.  In the event that any of the covenants, agreements, terms or provisions contained in the Note, this Mortgage or any other instrument securing the Note shall be invalid, illegal or unenforceable in any respect, the validity of the remaining covenants, agreements, terms or provisions contained herein and in the Note and any other instrument securing the Note shall be in no way affected, prejudiced or disturbed thereby.

3.05                        Changes, etc.  Neither this Mortgage nor any term hereof may be changed, waived, discharged or terminated orally, or by any action or inaction, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.  Any agreement hereafter made by Mortgagor and Mortgagee relating to this Mortgage shall be superior to the rights of the holder of any intervening lien or encumbrance.

3.06                        Governing Law.  This Mortgage is made by Mortgagor and accepted by Mortgagee in the State of South Carolina, with reference to the laws of such State, and shall be construed, interpreted, enforced and governed by and in accordance with such laws (excluding the principles thereof governing conflicts of law).

3.07                        Default Rate.  The Default Rate of interest shall be as set forth in the Note.

3.08                        Execution by Parties Other Than Borrower of Obligations. Any Mortgagor who executes this Mortgage but does not execute the Note (or other Obligations) has executed this Mortgage only to subject whatever interest, if any, such Mortgagor has or may hereafter have in the Premises to the lien of this Mortgage (nothing herein limits or affects such Mortgagor’s liability to Mortgagee under any separate guaranty or any other instrument), and agrees that Mortgagee and any other Mortgagor hereunder and Borrower may extend, modify, forbear, or make any other accommodations with regard to the terms of this Mortgage or the Obligations without such Mortgagor’s consent and without releasing such Mortgagor hereunder or modifying or affecting this Mortgage as to such Mortgagor’s interest in the Premises.

3.09                        Subordinate Debt.  This Mortgage is being given subject to that certain Mortgage of Real Estate, Security Agreement and Financing Statement from Mortgagor to Metro City Bank, dated December 31, 2012, and recorded December 31, 2012 in the office of the Register of Deeds for Georgetown County in Record Book                  at Page                 , and subject to that certain Assignment of Leases and Rents dated December          , 2012, and recorded December              , 2012, in Record Book           at Page                , aforesaid records.  All rights given to Mortgagee herein remain subject to the rights first given to Metro City Bank.

WAIVER OF APPRAISAL RIGHTS: The Laws of the South Carolina provide that in any real estate foreclosure proceeding a defendant against whom a personal judgment is taken or asked may, within thirty (30) days after the sale of the mortgaged property, apply to the court for an order of appraisal. The statutory appraisal value as approved by the court could be substituted for the high bid and may decrease the amount of any deficiency owning in connection with the transaction. THE UNDERSIGNED BORROWER HEREBY WAIVES AND RELINQUISHES THE STATUTORY APPRAISAL RIGHTS WHICH MEANS THE HIGH BID AT THE JUDICIAL FORECLOSURE SALE WILL BE APPLIED TO THE DEBT REGARDLESS OF ANY APPRAISED VALUE OF THE MORTGAGED PROPERTY.

IN WITNESS WHEREOF, the undersigned have executed this instrument the day and year above first written.

Signed, Sealed and Delivered
MORTGAGOR:
In the presence of:
GEORGETOWN HC&R
PROPERTY HOLDINGS, LLC

/s/ Gregory Youra	/s/ Boyd P. Gentry
By: Boyd P. Gentry, Manager
/s/ [Illegible]

STATE OF GEORGIA )
)
COUNTY OF FULTON )

PERSONALLY appeared before me the undersigned witness and made oath that s/he saw the within named Georgetown HC&R Property Holdings, LLC by Boyd P. Gentry, its Manager, Sign, Seal and as its Act and Deed deliver the within written Mortgage and Security Agreement; and that s/he with the other witness subscribed above witnessed the execution thereof.

SWORN to before me this 26th day of December, 2012.

/s/ Ellen W. Smith	(L.S.)
#2 same notary signs here again and places SEAL
Notary Public for Georgia
My Commission Expires: Jan. 30, 2016